SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2007

Arrhythmia Research Technology, Inc.
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway
Fitchburg, MA 01420
(Address of principal executive offices and zip code)

(978) 345-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Micron Products, Inc. (“Micron”), a wholly owned subsidiary of Arrhythmia Research Technology, Inc.(“ART”) engaged Michael Nolan to serve as Chief Operating Officer of Micron pursuant to a one year employment agreement effective as of June 4, 2007.  The agreement is terminable by Micron for “cause” as defined in the agreement and, in the event Micron terminates Mr. Nolan’s employment without “cause” Mr. Nolan shall be entitled to severance equal to six months pay.  In accordance with the employment agreement, Mr. Nolan is entitled to receive compensation of $125,000 per annum.  The agreement contains customary non-compete and confidentiality provisions.  In addition, Mr. Nolan received options to acquire 10,000 shares of ART’s common stock subject to vesting as to one-fifth of such options commencing June 4, 2008.

Prior to joining Micron, Mr. Nolan served as the Managing Director of Braver Business Strategies of Newton, Massachusetts from 2001 to 2004.  Braver Business Strategies is the consulting arm of The Braver Group, a regional CPA firm.  Before it was acquired by Braver in 2004 Mr. Nolan was a founder in 1995 and managing partner of Nolan Brown Partners, LLC., a business consulting firm that specialized in assisting traditional manufacturing enterprises in finding and developing products and markets.  He has also owned and operated his own manufacturing company, and worked in mergers and acquisitions for a New York based venture capital group.  Mr. Nolan earned a bachelors degree from Bates College, and a Masters of Business Administration from the University of Kentucky.

Mr. Nolan will be eligible to participate in all applicable corporate benefit programs including medical insurance plans, stock option plans, group life and disability plans.

There are no family relationships among Mr. Nolan and ART’s directors, executive officers or persons nominated or chosen by ART to become directors or executive officers.  There are no transactions in which Mr. Nolan has an interest requiring disclosure pursuant to Item 404(a) of Regulation S-B promulgated under the Securities Exchange Act of 1934, as amended, since the beginning of ART’s last fiscal year or currently proposed transaction, other than as described above, between ART and Mr. Nolan.

Item 7.01                      Regulation FD Disclosure.

On  May 29, 2007, ART issued a press release announcing Mr. Nolan’s appointment.  A copy of the press release is attached hereto as Exhibit 99.1 and furnished herewith.

Item 9.01.                      Financial Statements and Exhibits

(d)	The following exhibits are furnished with this report:

Exhibit No.	Description
99.1	Press release dated May 29, 2007, announcing the appointment of Michael Nolan as Chief Operating Officer of Micron.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fitchburg, Commonwealth of Massachusetts, on the 8th day of June 2007.

ARRHYTHMIA RESEARCH TECHNOLOGY, INC.
By: /s/ David A. Garrison
David A. Garrison
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated May 29, 2007, announcing the appointment of Michael Nolan as Chief Operating Officer of Micron.